EXHIBIT 99.1

For Immediate Release Friday, February 23, 2007

CYBERONICS REPORTS THIRD QUARTER FISCAL 2007 RESULTS

HOUSTON, Texas, February 23, 2007 — Cyberonics, Inc. (NASDAQ:CYBX) today announced financial results for the third quarter of fiscal 2007, ended January 26, 2007. Net sales increased 1.2% to $31.7 million, compared to net sales of $31.3 million for the third quarter last year. U.S. net sales for the third quarter were $26.6 million, a decrease of 3.6% as compared to U.S. net sales of $27.6 million for the third quarter last year. International sales for the third quarter were $5.1 million, an increase of 36.3% as compared to $3.7 million for the third quarter last year.

Net sales for the nine months ended January 26, 2007 were a record $99.5 million compared to $87.4 million for the nine months ended January 27, 2006. Net sales for the nine months ended January 26, 2007 included $85.7 million from the U.S. market and $13.8 million from international markets, compared to net sales of $76.1 million from the U.S. market and $11.3 million from international markets for the same period last year.

Gross profit margin for the quarter ended January 26, 2007 was 84.4%, compared to 87.6% for the quarter ended January 27, 2006. Gross profit margin for the nine months ended January 26, 2007 was 87.4%, compared to 86.9% for the same period last year. Operating expenses for the quarter ended January 26, 2007 were $45.4 million, compared to $42.2 million for the same period last year. Operating expenses for the nine months ended January 26, 2007 were $126.3 million, compared to $131.2 million for the same period last year.

Net loss for the quarter ended January 26, 2007, including $7.2 million in non-cash stock-based compensation expense and $8.2 million of charges related to the resignations of Robert Cummins, former Chief Executive Officer and Pamela Westbrook, former Chief Financial Officer, the Audit Committee and Securities and Exchange Commission (“SEC”) review of our stock option grants, practices and procedures, and our recent contested Board election, was $19.4 million, or $0.76 per fully diluted share, compared to net loss for the quarter ended January 27, 2006 of $14.8 million, or $0.60 per fully diluted share, which included $0.2 million in non-cash stock-based compensation expense. Net loss for the nine months ended January 26, 2007, including non-cash stock-based compensation expense of $16.4 million and charges of $15.4 million related to the matters referenced above, was $40.4 million, or $1.59 per fully diluted share, compared to net loss of $54.8 million, or $2.20 per fully diluted share for the nine months ended January 27, 2006, which included ($0.7) million in non-cash stock-based compensation expense due to variable accounting treatment for certain stock option grants and a drop in the price of our common stock. Cash, cash equivalents and restricted cash as of January 26, 2007 were $85.2 million.

“Since completion of the Audit Committee’s investigation last November, we have taken significant steps to enhance our corporate governance and transparency, including the election of a new Chairman of the Board, the addition of three new directors to our Board, adoption of a number of governance best practices such as a policy requiring a non-executive Chairman and a policy governing equity incentive grants, becoming current on our SEC reporting, and achieving full compliance with all NASDAQ listing requirements,” commented Reese S. Terry, Jr., Cyberonics’ Interim Chief Executive Officer. “Our priority for the current quarter is to continue our efforts to increase shareholder value by renewing our focus on patients suffering from refractory epilepsy, completing the search for a new Chief Executive Officer, executing a plan to achieve parity in access to VNS Therapy for patients suffering from treatment-resistant depression, and better aligning our expenses with reasonable revenue expectations based on the current reimbursement environment.”

ABOUT VNS THERAPY AND CYBERONICS

Information on Cyberonics, Inc. and VNS TherapyTM is available at www.cyberonics.com and www.vnstherapy.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in this press release are based upon information presently available to the Company and assumptions that the Company believes to be reasonable. The Company is not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning renewing our focus on patients suffering from refractory epilepsy, completing the search for a new Chief Executive Officer, executing a plan to achieve parity of access to VNS Therapy for patients suffering from treatment-resistant depression, and better aligning our expenses with reasonable revenue expectations. The Company’s actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of the Company’s product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of restatement of the Company’s financial statements or other actions that might be taken or required as a result of such inquiries or the review by the Audit Committee of the Company’s Board of Directors of the Company’s stock option grants, procedures, and practices, including an alleged default under credit facilities or debt instruments; the potential identification of new material weaknesses in the Company’s internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with stockholder litigation and other risks detailed from time to time in the Company’s filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 28, 2006 and its Form 10-Q for the period ended October 27, 2006.

CONTACT INFORMATION:

Media Contact:
—	Financial Media Contact:
Helen Shik, Vice President	—
Schwartz Communications	Eric Brielmann/Jeremy Jacobs
230 Third Avenue	Joele Frank, Wilkinson Brimmer Katcher
Waltham, MA 02451	140 East 45th Street, 37th Floor
Main: (781) 684-0770	New York, NY 10017
Fax: (781) 684-6500	Main: (212) 355-4449
hshik@schwartz-pr.com	Fax: (212) 355-4554

CYBERONICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	January 26, 2007	April 28, 2005
	(unaudited)
ASSETS
Current Assets
Cash, cash equivalents and restricted cash	$85,152,862	$93,355,071
Accounts receivable, net	18,929,968	21,341,942
Inventories	18,870,278	17,304,794
Other current assets	3,181,035	5,274,133

Total Current Assets	126,134,143	137,275,940
Property and equipment, net and other assets	12,880,177	15,024,344

	$139,014,320	$152,300,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$30,208,627	$21,521,961
Convertible Notes	125,000,000	125,000,000

Total current liabilities	155,208,627	146,521,961
Long term liabilities	309,461	1,148,457
Stockholders’ equity (deficit)	(16,503,768)	4,629,866

	$139,014,320	$152,300,284

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
		January 27, 2006		January 27, 2006
	January 26, 2007	As Restated	January 26, 2007	As Restated
Net sales	$31,664,282	$31,304,205	$99,536,598	$87,393,962
Cost of sales	4,927,368	3,882,778	12,532,642	11,470,528

Gross Profit	26,736,914	27,421,427	87,003,956	75,923,434
Operating Expenses:
Selling, general and administrative	37,965,880	34,644,483	104,970,499	109,615,977
Research and development	7,431,792	7,600,284	21,359,752	21,574,056

Total Operating Expenses	45,397,672	42,244,767	126,330,251	131,190,033

Loss From Operations	(18,660,758)	(14,823,340)	(39,326,295)	(55,266,599)
Interest income	1,197,520	1,139,165	3,616,238	2,168,184
Interest expense	(1,564,336)	(1,150,418)	(4,360,277)	(1,731,583)
Other income (expense), net	(336,451)	4,651	(260,195)	91,056

Loss before income taxes	(19,364,025)	(14,829,942)	(40,330,529)	(54,738,942)
Income tax expense	21,275	1,800	81,861	57,972

Net Loss	$(19,385,300)	$(14,831,742)	$(40,412,390)	$(54,796,914)

Basic loss per share	$(0.76)	$(0.60)	$(1.59)	$(2.20)
Diluted loss per share	$(0.76)	$(0.60)	$(1.59)	$(2.20)

Shares used in computing basic earnings per share	25,478,530	24,872,249	25,403,666	24,878,569
Shares used in computing diluted earnings per share	25,478,530	24,872,249	25,403,666	24,878,569